November 2018

Forward-Looking Statements

Investment Highlights Track record of favorable growth and investor returns Strong balance sheet and cash flow to support stock buybacks 3

TrueBlue at a Glance

108,000
Customers served annually with strong diversity[1]

740,000
People connected to work during 2017



One of the largest U.S. industrial staffing providers

#1
Global RPO provider[2]

2013-2017 Revenue CAGR



11% Growth

2013-2017 Average Return on Equity[3]



16% Return

$2.5B
2017 Revenue

Everest Group
From insight to action.

PeopleScout named a Leader and Star Performer by Everest Group for service delivery, technology and buyer satisfaction

HRO TODAY

HRO Today magazine repeatedly recognizes PeopleScout as a global market leader

Thousands of veterans hired each year via internal programs as well as Hiring Our Heroes and Wounded Warriors

NACD
NATIONAL ASSOCIATION OF CORPORATE DIRECTORS

Recognized for breakthrough board practices that promote greater diversity and inclusion

[1] No single customer accounted for more than 3% of total revenue for FY 2017.
[2] Source: Everest Group. Overall recruitment process outsourcing rankings by annual number of hires (2017).
[3] Calculated as adjusted net income divided by average shareholders' equity over the prior four quarters.

4

Three Specialized Segments Meet Diverse Customer Needs

PeopleReady (A TrueBlue Company)	PeopleManagement (A TrueBlue Division)	PeopleScout (A TrueBlue Company)
On-demand contingent labor for industrial customers	On-site contingent workforce management solutions[1]	Talent solutions for recruiting permanent employees[2]

	PeopleReady	PeopleManagement	PeopleScout
Revenue mix[3]	60%	32%	8%
Segment profit[3]	54%	19%	27%
Margin	5%	3%	21%

[1] We use the following distinct brands to market our PeopleManagement contingent workforce solutions: Staff Management | SMX, SIMOS Insourcing Solutions and Centerline.

[2] Also includes managed service provider business, which provides customers with improved quality and spend management of their contingent labor vendors.

[3] Revenue and segment profit calculations based on FY 2017. Starting in FY 2018 we are evaluating performance based on segment revenue and segment profit. Segment profit is comparable to segment adjusted EBITDA amounts reported in prior periods, and this change did not impact the mix of profit by segment. Segment profit includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment. Segment profit excludes goodwill and intangible impairment charges, depreciation and amortization expense, unallocated corporate general and administrative expense, interest, other income and expense, income taxes, and costs not considered to be ongoing costs of the segment.

5

Solving Workforce Challenges Globally robust worker shortage age 65 complex will be almost global workforce double solutions growth diverse 1 Bureau of Labor Statistics Employment Projections: Occupations with the most job growth, 2016-2026. Industrial staffing and RPO jobs: #2: food prep/serving workers, #8: labor, freight, stock, and material movers, #12: construction laborers and #16: customer service representatives. 2 U.S. Census Bureau, An Aging Nation: The Older Population in the United States (2014). 6

Strong Position in Attractive Vertical Markets Construction Manufacturing Transport & Wholesale Retail & Services            Industry Dynamics Industry FY-17 Business Mix: 23% FY-17 Business Mix: 26% FY-17 Business Mix: 22% FY-17 Business Mix: 20% Housing Starts Have Not Kept Pace U.S. Manufacturing Renaissance Wholesale Trade At New High E-commerce Growing % of Retail Sales US Population Housing Permits Industrial Production Transportation and Warehousing Employment E-commerce % of Retail Sales Millions Thousands Index Millions 350 2,500 110 330 105 5.5 14% 13% 310 2,000 100 5.0 12% 290 95 11% 270 1,500 90 4.5 10% 250 85 9% 230 1,000 80 4.0 8% 210 75 7% 190 500 70 3.5 6% 170 65 5% 3.0 150 - 60 4% 1990 1993 1996 1999 2002 2005 2008 2011 2014 2017 1993 1996 1999 2002 2005 2008 2011 2014 2017 1970 1975 1980 1985 1990 1995 2000 2005 2010 2015 1990 1993 1996 1999 2002 2005 2008 2011 2014 2017 Source: U.S. Census Bureau Source: U.S. Board of Governors of the Federal Reserve System (FRB) Source: Bureau of Labor Statistics Source: U.S. Census Bureau 7

Powerful Secular Forces in Industrial Staffing 6%   Growing Market  Compelling  Technology    Positive o  Demographic o Rise of Trends E-commerce   o  o  Temporary Help On-Shoring Penetration Growth Comeback 1 Source: Staffing Industry Analysts. 2 Source: TrueBlue estimate based on 6% CAGR from 2018 to 2025. 8 3 Source: Bureau of Labor Statistics.

Segment Strategy Highlights Leverage Digital Grow On-Premise Capitalize on Market Strategy Solutions Leadership  Compelling  Differentiated offering  Recognized global leader JobStack™ technology and established  Perfect fit for larger  High growth market branch network customers with longer-duration /  Attractive margins  Value creation: 24/7 strategic need for Leverage Digital Strategy order fulfilment, contingent workers enhanced  Best-in-class proprietary customer/worker  Strength in the technology (Affinix™) experience e-commerce vertical  Mobile-first, AI-enabled,  15%+ margins on cloud-based platform incremental revenue  Streamlines the candidate sourcing process Boost shareholder returns through share repurchase

JobStackTM Mobile App – A Competitive Differentiator JobStackTM is a next generation mobile app that algorithmically matches workers with available jobs. Compelling Technology Driving Value for TrueBlue  24/7 order creation  Round-the-clock revenue generation  Real-time order fill rates  Improved associate experience  Associate ratings  Lift associate quality  Worksite ratings  Enhanced communication & safety  Work week control  Tap into larger and more diverse talent pool

On-premise and E-commerce Driving E-commerce On-premise Vertical Leadership  Perfect fit for larger customers  Labor intensive pick-and-pack with longer-duration / strategic need movement v. traditional bulk pallets for contingent workers  Increasing demand for  Staff Management is PeopleManagement's ability to PeopleManagement's flagship on- deliver a flexible, fully sourced and premise solution and a recognized managed workforce industry leader

PeopleScout: Attractive Margin and Rapid Growth

peoplescout
A TRUEBLUE COMPANY

- **Industry Leadership**
  - #1 global provider of enterprise RPO[1]
  - Emerging healthcare vertical strength
- **Differentiated Service**
  - Proprietary technology drives value-add recruitment capabilities
- **Growing Market**
  - 12% global market growth CAGR[2]
- **Global Prospects**
  - Opportunity to broaden footprint in Europe and Asia Pacific

High Margin Business



Segment Profit Margin
PeopleScout
TBI Total
9%
21%
FY-15
FY-17

Increasing Importance to TrueBlue



PeopleScout % of Total Company Results
Revenue
Segment Profit
4%
5%
8%
27%
FY-15
FY-17

[1] Source: Everest Group. Overall RPO rankings by annual number of hires (2017).
[2] Source: NelsonHall (2018). Represents estimated market CAGR from 2017-2022.

12

TMP Strengthens PeopleScout's European Presence[1]

peoplescout A TRUEBLUE COMPANY + TMP Holdings LTD

Increases scale in a high growth RPO market	• Bolsters PeopleScout's position as #1 global provider of RPO services[2] • Global RPO market is expected to grow 12% over the next five years[3]
Expands presence in high margin business	• PeopleScout's segment profit margin was >20% in 2017
Provides opportunity to accelerate growth with multi-continent engagements	• 30% of all RPO engagements are now multi-country[3] • UK presence improves our ability to compete on multi-continent RPO engagements
Employer branding adds new in-demand solution	• Employer branding present in >50% of all RPO engagements • Adds an appealing solution to our existing RPO services
Entry into attractive UK market	• UK RPO market is the 2nd largest in the world (after the US) • TMP is a recognized RPO provider in the UK

[1] On June 12, 2018, TrueBlue acquired TMP Holdings LTD, a mid-sized RPO provider in the UK. See press release and presentation at trueblue.com for further details on the acquisition.
[2] Source: Everest Group. Overall RPO rankings by annual number of hires (2017).
[3] Source: NelsonHall. Estimated market CAGR from 2017-2022; % multi-country RPO contracts for 2016/2017.

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Well Positioned to Boost Shareholder Returns with Buybacks millions $233  $78 $54  $31  2014 2015 2016 2017 1.7x 1.7x 17% 17% 17% 13% 0.9x 1.0x 2014 2015 2016 2017 2014 2015 2016 2017 1 $100 million stock repurchase authorization announced on 30 October, 2017. $68 million remaining under the authorization as of September 30, 2018. 2 Calculated as net cash provided by operating activities, minus purchases for property and equipment. 3 See the appendix to this presentation and “Financial Information” in the Investors section of our website at www.trueblue.com for a definition and full reconciliation of non-GAAP financial measures to GAAP financial results. 4 Calculated as adjusted net income divided by average shareholders’ equity at the end of the prior four quarters.

NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies. Non-GAAP Measure Definition Purpose of Adjusted Measures EBITDA and Adjusted EBITDA EBITDA excludes from net income (loss): - Enhances comparability on a consistent - interest and other income (expense), net, basis and provides investors with useful - income taxes, and insight into the underlying trends of the - depreciation and amortization. business. Adjusted EBITDA, further excludes: - Used by management to assess - acquisition/integration and other costs, performance and effectiveness of our - goodwill and intangible asset impairment business strategies. charge, and - Work Opportunity Tax Credit third-party - Provides a measure, among others, used processing fees. in the determination of incentive compensation for management. Adjusted net income and Adjusted net Net income (loss) and net income (loss) per - Enhances comparability on a consistent income, per diluted share diluted share, excluding: basis and provides investors with useful - acquisition/integration and other costs, insight into the underlying trends of the - goodwill and intangible asset impairment business. charge, - amortization of intangibles of acquired - Used by management to assess businesses, as well as accretion expense related performance and effectiveness of our to acquisition earn-out, business strategies. - tax effect of each adjustment to U.S. GAAP net income (loss), and - adjusted income taxes to the expected effective tax rate. Free cash flow Net cash provided by operating activities, - Used by management to assess cash minus cash purchases for property and flows equipment. 15

1. RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME, PER DILUTED SHARE (Unaudited) 2017 2016 2015 2014 52 Weeks Ended 53 Weeks Ended 52 Weeks Ended 52 Weeks Ended (in thousands, except for per share data)* Dec 31, 2017 Jan 1, 2017 Dec 25, 2015 Dec 26, 2014 Net income (loss) $ 55,456 $ (15,251) $ 71,247 $ 65,675 Acquisition/integration and other costs (1) 162 12,223 5,135 5,220 Goodwill and intangible asset impairment charge (2) — 103,544 — — Amortization of intangible assets of acquired businesses (3) 22,290 27,069 19,903 12,046 Tax effect of adjustments to net income (loss) (4) (6,287) (39,994) (7,011) (4,834) Adjustment of income taxes to normalized effective rate (5) 380 606 (1,805) (6,747) Adjusted net income $ 72,001 $ 88,197 $ 87,469 $ 71,360 Adjusted net income, per diluted share $ 1.74 $ 2.10 $ 2.10 $ 1.73 Diluted weighted average shares outstanding 41,441 41,968 41,622 41,176 2. RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA (Unaudited) 2017 2016 2015 2014 52 Weeks Ended 53 Weeks Ended 52 Weeks Ended 52 Weeks Ended (in thousands) Dec 31, 2017 Jan 1, 2017 Dec 25, 2015 Dec 26, 2014 Net income (loss) $ 55,456 $ (15,251) $ 71,247 $ 65,675 Income tax expense (benefit) 22,094 (5,089) 25,200 16,169 Interest and other (income) expense, net 14 3,345 1,395 (116) Depreciation and amortization 46,115 46,692 41,843 29,474 EBITDA 123,679 29,697 139,685 111,202 Acquisition/integration and other costs (1) 162 12,223 5,135 5,220 Goodwill and intangible asset impairment charge (2) — 103,544 — — Work Opportunity Tax Credit processing fees (6) 805 1,858 2,352 3,020 Adjusted EBITDA $ 124,646 $ 147,322 $ 147,172 $ 119,442 See the last slide of the appendix for footnotes. 16

3. RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOWS (Unaudited) 2017 2016 2015 2014 52 Weeks Ended 53 Weeks Ended 52 Weeks Ended 52 Weeks Ended (in thousands) Dec 31, 2017 Jan 1, 2017 Dec 25, 2015 Dec 26, 2014 Net cash provided by operating activities $ 99,851 $ 261,754 $ 72,072 $ 47,525 Capital expenditures (21,958) (29,042) (18,394) (16,918) Free cash flows $ 77,893 $ 232,712 $ 53,678 $ 30,607 See the last slide of the appendix for footnotes. 17

Footnotes: 1. Acquisition/integration and other costs related to the acquisition of the recruitment process outsourcing business of Aon Hewitt, which was completed on January 4, 2016, the acquisition of SIMOS, which was completed on December 1, 2015, the acquisition of Seaton, which was completed on June 30, 2014, the acquisition of MDT, which was completed on February 4, 2013, the acquisition of The Work Connection, which was completed October 1, 2013 and the acquisition of certain assets of Crowley Transportation Services, which was completed June 2013. In addition, other charges for the fiscal year ended December 31, 2017, include a workforce reduction charge of $2.5 million primarily associated with employee reductions in the PeopleReady business, offset by $2.3 million of workers' compensation benefit. The workers' compensation benefit is associated with the favorable settlement of insurance coverage associated with a former insurance company and other items not considered part of our core operations. Other charges for the fiscal year ended January 1, 2017, consist of costs of $2.6 million associated with our exit from the Amazon delivery business, $1.3 million adjustment to increase the earn-out associated with the acquisition of SIMOS, and branch signage write branch signage write- offs of $1.6 million due to our re-branding to PeopleReady. 2. The Goodwill and intangible asset impairment charge for the fiscal year ended January 1, 2017, included $99.3 million of impairment charges relating to our Staff Management | SMX, hrX, and PlaneTechs reporting units, and write-off of the CLP and Spartan reporting unit trade names/trademarks of $4.3 million due to the re- branding to PeopleReady. Note, our PeopleScout and hrX service lines were combined during fiscal 2016 and now represent a single operating unit (PeopleScout). 3. Amortization of intangible assets of acquired businesses as well as accretion expense related to the SIMOS acquisition earn-out. 4. Total tax effect of each of the adjustments to U.S. GAAP net income (loss) using the expected rate of 28 percent. 5. Adjustment of the effective income tax rate to the expected rate of 28 percent. 6. These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates and reduce our income taxes. 18